Exhibit 24

                      TRANSACTIONS IN SHARES OF THE ISSUER

                  The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days. All such transactions involved sales of Shares and were effected on The New York Stock Exchange, except as otherwise noted.


   Reporting Person With                                                                      Price per Share (Excluding
Direct Beneficial Ownership        Date of Transaction             Number of Shares                  Commissions)
----------------------------    ---------------------------    --------------------------     ----------------------------
         Greenbelt                       11/15/01                      (100,000)                       $16.2890
         Greenbelt                       11/16/01                      (50,000)                        $16.2000
         Greenbelt                       11/19/01                      (50,000)                        $16.7250
         Greenbelt                       12/05/01                      (100,000)                       $16.1280
         Greenbelt                       12/12/01                      (50,000)                        $16.4250
         Greenbelt                       12/12/01                      (25,000)                        $16.5000
         Greensea                        12/26/01                       (1,900)                        $15.9032
         Greensea                        12/27/01                      (166,200)                       $15.9921
         Greensea                        12/31/01                      (110,000)                       $15.7579
         Greensea                        01/03/02                      (77,000)                        $15.6839
         Greensea                        01/04/02                      (70,000)                        $15.9429
         Greenbelt                       01/07/02                      (50,000)                        $16.1440
         Greenway                        11/20/01                      (100,000)                         n/a*
         Greenway                        12/03/01                      (100,000)                         n/a*
         Greenway                        12/06/01                      (100,000)                         n/a*
         Greenway                        12/12/01                      (50,000)                          n/a*
         Greenway                        01/08/02                      (100,000)                         n/a*
         Greensea                        01/09/02                      (50,000)                        $16.3275
         Greensea                        01/10/02                       (5,000)                        $16.0000
         Greensea                        01/14/02                      (22,100)                        $15.1500

-------------------------------------

*Greenway transferred these shares to a limited partner.